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                                                                EXHIBIT 10.30

                                    AGREEMENT

         This Agreement, made as of the 10th day of August, 2000 by and between TOLLGRADE COMMUNICATIONS, INC., a Pennsylvania corporation (the "Corporation") and STEPHEN M. GARDA, an individual residing in the Commonwealth of Pennsylvania and an employee of the Corporation (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to enter into this Agreement with the Executive to provide for compensation of the Executive upon termination of employment under certain circumstances relating to a change in control of the Corporation; and

         WHEREAS, the Executive desires to obtain such benefits in the event the Executive's employment is terminated under the circumstances provided herein.

         NOW, THEREFORE, in consideration of the covenants and premises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. DEFINITION OF TERMS. The following terms when used in this Agreement shall have the meaning hereafter set forth:

         "ANNUAL SALARY ADJUSTMENT PERCENTAGE" shall mean the mean average percentage increase in base salary for all elected officers of the Corporation during the two full calendar years immediately preceding the time to which such percentage is being applied; provided however, that if after a Change-in-Control, as hereinafter defined, there should be a significant change in the number of elected officers of the Corporation or in the manner in which they are compensated, then the foregoing definition shall be changed by substituting for the phrase "elected officers of the Corporation" the phrase "persons then performing the functions formerly performed by the elected officers of the Corporation."

         "CAUSE FOR TERMINATION" shall mean:

         (a) the deliberate and intentional failure by the Executive to devote substantially his entire business time and best efforts to the performance of his duties (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or disability) after a demand for substantial performance is delivered to the Executive by the Board of Directors which specifically identifies the manner in which the Board of Directors believes that the Executive has not substantially performed his duties,

                  or


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         (b)      wilfully engaging by the Executive in conduct which
                  constitutes a fraud against the Corporation or a material breach of this Agreement,

                  or

         (c) the Executive's conviction of any crime which constitutes a felony.

         For purposes of this definition, no act, or failure to act, on the Executive's part shall be considered "deliberate and intentional" or "willfully" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interests of the Corporation.

         "CHANGE-IN-CONTROL" shall mean the determination (which may be made effective as of a particular date specified by the Board of Directors of the Corporation) by the Board of Directors of the Corporation, made by a majority vote that a change in control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger, or other change in capitalization in which the Persons who own an interest in the Corporation on the date hereof (the "Current Owners")(or any individual or entity which receives from a Current Owner an interest in the Corporation through will or the laws of descent and distribution) maintain more than a sixty-five percent (65%) interest in the resultant entity. Regardless of the Board's vote or whether or not the Board votes, a Change-in-Control will be deemed to have occurred as of the first day any one (1) or more of the following subparagraphs shall have been satisfied:

         (a) Any Person (other than the Person in control of the Corporation as of the date of this Agreement, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than thirty five percent (35%) of the combined voting power of the Corporation's then outstanding securities; or

         (b)      The stockholders of the Corporation approve:

                  (i)      A plan of complete liquidation of the Corporation;

                  (ii) An agreement for the sale or disposition of all or substantially all of the Corporation's assets; or

                  (iii) A merger, consolidation, or reorganization of the Corporation with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the



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                           surviving entity) at least sixty-five percent (65%)
                           of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

         However, in no event shall a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change-in-Control transaction. The Executive shall be deemed "part of the purchasing group" for purposes of the preceding sentence if the Executive is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change-in-Control by a majority of the non-employee continuing Directors of the Board of Directors of the Corporation).

         "DATE OF TERMINATION" shall mean:

         (a) if the Executive's employment is terminated for Disability, the date that a Notice of Termination is given to the Executive;

         (b) if the Executive terminates due to his death or Retirement, the date of death or Retirement, respectively;

         (c) if the Executive decides to terminate employment upon Good Reason for Termination, the date following such decision specified by the Corporation after it has been notified of the Executive's decision to terminate employment; or

         (d) if the Executive's employment is terminated for any other reason, the date on which such termination becomes effective pursuant to a Notice of Termination.

         "DISABILITY" shall mean such incapacity due to physical or mental illness or injury as causes the Executive to be unable to perform his duties with the Corporation during 180 consecutive days.

         "GOOD REASON FOR TERMINATION" shall mean the occurrence of:

         (a) without the Executive's express written consent, the assignment to the Executive of any duties materially and substantially inconsistent with his positions, duties, responsibilities and status with the Corporation immediately prior to a Change-in-Control, or a material change in his reporting responsibilities, titles or offices as in effect immediately prior to a Change-in-Control, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of the Executive's employment due to Cause for



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                  Termination, Disability or Retirement (as hereinafter defined)
                  or as a result of the Executive's death;

         (b) (i) a reduction by the Corporation prior to a Change-in-Control in the Executive's base salary unless such reduction is the result of the Board of Directors of the Corporation determining that the Executive has not adequately discharged his duties;

                  (ii) a reduction by the Corporation after a Change-in-Control in the Executive's base salary as in effect immediately prior to any Change-in-Control or a failure by the Corporation after a Change-in-Control to increase the Executive's base salary by the Annual Salary Adjustment Percentage;

         (c) a failure by the Corporation to continue to provide incentive compensation comparable to that provided by the Corporation immediately prior to any Change-in-Control;

         (d) a failure by the Corporation after a Change-in-Control to continue in effect any benefit or compensation plan, stock option plan, pension plan, life insurance plan, health and accident plan or disability plan in which the Executive is participating immediately prior thereto (provided, however, that there shall not be deemed to be any such failure if the Corporation substitutes for the discontinued plan, a plan providing the Executive with substantially similar benefits) or the taking of any action by the Corporation which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any of such plans or deprive the Executive of any material fringe benefit enjoyed by the Executive immediately prior to a Change-in-Control (provided, however, that any act or failure to act by the Corporation that is on a plan-wide basis, i.e., it similarly affects all employees of the Corporation or all employees eligible to participate in any such plan, as the case may be, shall not constitute Good Reason for Termination);

         (e) the failure of the Corporation to obtain the assumption of this Agreement by any successor as contemplated in SECTION 10(C) hereof;

         (f) any purported termination of the employment of the Executive by the Corporation which is not (i) due to the Executive's Disability, Retirement (as hereinafter defined) or Cause for Termination, or (ii) effected as a Notice of Termination, as defined herein; or

         (g) the Corporation's requiring the Executive to be based anywhere other than the Corporation's executive offices at which the Executive has his principal office immediately prior to a Change-in-Control or executive offices located within 50 miles of the location of the Corporation's executive offices immediately prior to a Change-in-Control, except for required travel on the Corporation's business to an



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                  extent substantially consistent with the Executive's present business travel obligations.

         "NOTICE OF TERMINATION" shall mean a written statement which sets forth the specific reason for termination and, if such is claimed to be a Cause for Termination or Good Reason for Termination, in reasonable detail the facts and circumstances which indicate that such is Cause for Termination or Good Reason for Termination.

         "OPTIONS" shall mean any stock options issued pursuant to any present or future stock option plan of the Corporation.

         "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as in effect on the date hereof and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         "RETIREMENT" shall mean the termination of the Executive's employment after age 65 or in accordance with any mandatory retirement arrangement with respect to an earlier age agreed to by the Executive.

         "STOCK APPRECIATION RIGHT" shall mean any stock appreciation rights issued pursuant to any stock option plan of the Corporation or any future stock appreciation rights plan.

         2. TERMS OF EMPLOYMENT. The Executive acknowledges that this Agreement does not constitute an employment contract and that the Executive's employment relationship with the Corporation is at-will and not for any particular period. Rather, this Agreement is only intended to set forth certain liquidated damages to be paid in the event of termination of the Executive upon the terms and conditions specified herein.

         3. TERM OF AGREEMENT. The initial term of this Agreement shall be for a period of four (4) years. Upon expiration of the initial term, the Company shall, in its sole discretion, determine whether this Agreement shall be renewed upon such terms it deems advisable.

         4. PAYMENTS FOLLOWING TERMINATION OF EMPLOYMENT UPON A
CHANGE-IN-CONTROL.

         (a) If the Executive's employment with the Corporation shall be terminated:

                  (i)      due to the Executive's death,

                  (ii) by the Executive other than the Executive's having terminated for Good Reason for Termination following a Change-in-Control, or

                  (iii) by the Corporation due to Cause for Termination or for Disability or Retirement,



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                  then the Corporation shall have no obligations to the
                  Executive other than to pay the Executive any unpaid portion of base salary due until the Date of Termination and any other sums due in accordance with the then various policies, practices and benefit plans of the Corporation.

         (b) If the Executive's employment with the Corporation shall have terminated during the period commencing six months prior to the date of a Change-in-Control and ending on the third anniversary of a Change-in-Control other than in the circumstances described in subsection (a) above, then the Corporation shall pay on or before the fifth day following the Date of Termination (or if the Date of Termination preceded the date of the Change-in-Control, on or before the fifth day following the date of the Change-in-Control), to the Executive the following sums:

                  (i) in cash any unpaid portion of the Executive's full base salary for the period from the last period for which the Executive was paid to the Date of Termination, or the date of the Change-in-Control, as the case may be; and

                  (ii) an amount in cash as liquidated damages for lost future renumeration equal to the product obtained by multiplying

                           (A)      the lesser of

                                    (1)     two, or

                                    (2)     a number equal to the number of
                                            calendar months remaining from the
                                            Date of Termination to the date on
                                            which the Executive is 65 years of
                                            age (or, if earlier, the age agreed
                                            to by the Executive pursuant to any
                                            prior arrangement) divided by
                                            twelve, or

                                    (3)     a number equal to the greater of (i)
                                            one (1.0) or (ii) thirty six (36)
                                            less the number of completed months
                                            commencing after the date of the
                                            Change-in-Control during which the
                                            Executive was employed by the
                                            Corporation and did not have Good
                                            Reason for Termination times (iii)
                                            one-twelfth (1/12) times

                           (B)      the sum of

                                    (1)     the greater of



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                                            (i)      the Executive's annual base
                                                     salary for the year in
                                                     effect on the Date of
                                                     Termination (provided that
                                                     in the case of Termination
                                                     for Good Reason by the
                                                     Executive the date
                                                     immediately preceding the
                                                     date of the earliest event
                                                     which gave rise to the
                                                     Termination for Good Reason
                                                     by the Executive shall be
                                                     used instead of the Date of
                                                     Termination)

                                            or

                                            (ii)     the Executive's annual base
                                                     salary for the year in
                                                     effect on the date of the
                                                     Change-in-Control;

                                    plus

                                    (2)     the greater of

                                            (i)      the average annual cash
                                                     award received by the
                                                     Executive as incentive
                                                     compensation or bonus for
                                                     one calendar year
                                                     immediately preceding the
                                                     Date of Termination
                                                     (provided that in the case
                                                     of Termination for Good
                                                     Reason by the Executive the
                                                     date immediately preceding
                                                     the date of the event which
                                                     gave rise to the
                                                     Termination for Good Reason
                                                     by the Executive shall be
                                                     used instead of the Date of
                                                     Termination)

                                            or

                                            (ii)     the average annual cash
                                                     award received by the
                                                     Executive as incentive
                                                     compensation or bonus for
                                                     one calendar year
                                                     immediately preceding the
                                                     date of the
                                                     Change-in-Control.

         5. OUTPLACEMENT SERVICES. If the Executive's employment with the Corporation should terminate under circumstances as to entitle the Executive to receive payment hereunder, the Corporation shall reimburse the Executive for any reasonable fees or other costs incurred by the Executive during the two (2) years following the Date of Termination in retaining executive placement agencies, up to a maximum dollar amount not to exceed fifteen percent (15%) of the Executive's base salary at the time of such termination. Such reimbursement shall be made within five (5) days following the Executive's presentment of bills or other evidence of the costs incurred with executive placement agencies.

         6. TAX IMPLICATIONS. If any payment due to the Executive pursuant to this Agreement result in a tax being imposed on the Executive pursuant to
Section 4999 of the




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Internal Revenue Code of 1954, as amended, or any successor provision ("Section
4999"), then the Corporation shall, at the Executive's option, either (i) reduce the total payments payable to the Executive to the maximum amount payable without incurring the Section 4999 tax, or (ii) pay to the Executive the total amount payable, with the understanding that Section 4999 tax will be due on that total amount.

         7. BENEFITS. If the Executive's employment with the Corporation should terminate under circumstances as to entitle the Executive to receive payment hereunder, the Executive shall also be deemed, for purposes of medical insurance, pension and other benefits of the Corporation, to have remained in the continuous employment of the Corporation for the two (2) year period following the Date of Termination and shall be entitled to all of the medical insurance, pension or other benefits provided by the Corporation as if the Executive had so remained in the employment of the Corporation. If, for any reason, whether by law or provisions of the Corporation?s employee medical insurance, pension or other benefit plans, or otherwise any benefits which the Executive would be entitled to under this SECTION 6 cannot be paid pursuant to such employee benefit plans, then the Corporation contractually agrees to pay the Executive the difference between the benefits which the Executive would have received in accordance with this Section if the relevant employee medical insurance, pension or other benefit plan could have paid such benefit and the amount of benefits, if any, actually paid by such employee medical insurance, pension or other benefit plan. The Corporation shall not be required to fund its obligation to pay the foregoing difference.

         8. OTHER EMPLOYMENT. In the event of termination under the circumstances contemplated in SECTION 4(b) hereunder, the Executive shall have no duty to seek any other employment after termination of his employment with the Corporation and the Corporation hereby waives and agrees not to raise or use any defense based upon the position that the Executive had a duty to mitigate or reduce the amounts due him hereunder by seeking other employment whether suitable or unsuitable and should the Executive obtain other employment, then the only effect of such on the obligations of the Corporation shall be that the Corporation shall be entitled to credit against any payments that would otherwise be made pursuant to SECTION 7 hereof, any comparable payments to which the executive is entitled under the employee benefit plans maintained by the Executive's other employer or employers in connection with services to such employer or employers after termination of this employment with the Corporation.

         9. STOCK APPRECIATION RIGHTS AND OPTIONS. If the Executive's employment should terminate under circumstances as to entitle the Executive to receive payment hereunder, then with respect to any standing Stock Appreciation Rights and/or Options which did not immediately become exercisable upon the occurrence of a Change-in-Control, such Stock Appreciation Right or Option shall be automatically vested and remain outstanding in accordance with its terms and be exercisable thereafter until the stated expiration date of such Stock Appreciation Right or Option.




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         10. MISCELLANEOUS.

         (a) This Agreement shall be construed under the laws of the Commonwealth of Pennsylvania.

         (b) This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and may only be amended or modified by written agreement signed by the parties hereto. This Agreement specifically supercedes the agreement entered into between the Corporation and the Executive dated as of August 5, 1996 with respect to the subject matter hereof, and by the execution of this Agreement, the previous agreement is hereby terminated and of no further force and effect.

         (c) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner required of the Corporation and to perform it as if no such succession had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this subsection (c) or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law.

         (d) This Agreement shall inure to the benefit of and be enforceable by the Executive and the Corporation and their respective legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there be no such designee, to his estate.

         (e) Any notice or other communication provided for in this Agreement shall be in writing and, unless otherwise expressly stated herein, shall be deemed to have been duly given if mailed by United States registered mail, return receipt requested, postage prepaid, addressed in the case of the Executive to his office at the Corporation with a copy to his residence and in the case of the Corporation to its principal executive offices, attention to the Chief Executive Officer.




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         (f)      No provision of this Agreement may be modified, waived or
                  discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and approved by resolution of the Board of Directors of the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         (g) The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or unenforceability of any other provision of this Agreement, which shall remain in full force and effect. If any provision hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision and to alter the bounds thereof in order to render it valid and enforceable.

         (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together will constitute one and the same instrument.

         (i) If litigation should be brought to enforce, interpret or challenge any provision contained herein, the prevailing party shall be entitled to its reasonable attorney's fees and disbursements and other costs incurred in such litigation and, if a money judgment be rendered in favor of the Executive, to interest on any such money judgment obtained calculated at the prime rate of interest in effect from time to time at Mellon Bank, N.A., from the date that the payment should have been made or damages incurred under this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed on the date first above written.


                                       TOLLGRADE COMMUNICATIONS, INC.


                                       By:    /s/ Sara M. Antol
                                           ------------------------------



                                              /s/ Stephen M. Garda
                                           ------------------------------
                                              Stephen M. Garda



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Schedule to Exhibit 10.30

A Change in Control Agreement was entered into on October 20, 2000 between the Company and William Anderson, which was substantially identical to that filed as
Exhibit 10.30.











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